UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2011

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2011, Paramount Petroleum Corporation (an indirect subsidiary of Alon USA Energy, Inc. (the “Company”)), entered into an Amended and Restated Management Employment Agreement (the “Employment Agreement”) with Alan P. Moret, Senior Vice President of Supply of the Company. The Employment Agreement provides for Mr. Moret to serve as Senior Vice President of Supply of the Company for one-year terms unless terminated by either party upon 90 days' written notice prior to November 26th of each year. Pursuant to the Employment Agreement, Mr. Moret will receive a base salary of $324,500 per year and is eligible for annual merit increases. Under the Employment Agreement, Mr. Moret is entitled to participate in the Company’s annual cash bonus plan, 401(k) plan with matching contribution from the Company of up to 6% of Mr. Moret's base salary. Mr. Moret is also entitled to additional benefits, including disability, hospitalization, medical and retiree health benefits and life insurance. The Employment Agreement also prohibits Mr. Moret from disclosing proprietary information received through his employment. A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and between Paramount Petroleum Corporation and Alan P. Moret dated July 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	July 12, 2011	By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and between Paramount Petroleum Corporation and Alan P. Moret dated July 8, 2011.